8-3/8% SERIES A CUMULATIVE                        8-3/8% SERIES A CUMULATIVE
REDEEMABLE PREFERRED STOCK                        REDEEMABLE PREFERRED STOCK

                            CHELSEA GCA REALTY, INC.

                         Incorporated under the laws of
                              the State of Maryland

                           SEE LEGENDS ON REVERSE SIDE


Number PA1                                              1,000,000 Shares

See Reverse for
Certain Definitions                                   CUSIP  163262  20  7
                                              This Certificate is transferable
                                                                 in Boston, MA
                                                               in New York, NY

     This certifies that CEDE & CO. is the owner of one million (1,000,000) fully paid and non-assessable shares (the "Preferred Shares"), $.01 par value per share, of 8-3/8% Series A Cumulative Redeemable Preferred Stock of CHELSEA GCA REALTY, INC. (the "Corporation"), which are transferable only on the books of the Corporation or in person or by duly authorized attorney, upon surrender of this certificate properly endorsed. This certificate is not valid until countersigned by the Transfer Agent and registered by the Registrar.

     WITNESS the seal of the Corporation and the signatures of its duly authorized officers.

Dated:  October 15, 1997

General Counsel and Secretary                                      President


Countersigned and Registered:

BOSTON EQUISERVE, L.P.
(Boston, MA or New York, NY)                                        [SEAL]
Transfer Agent and Registrar

By

Authorized Officer

                  [Reverse Side of Preferred Stock Certificate]

                            CHELSEA GCA REALTY, INC.

                                   ----------

     THE PREFERRED SHARES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS OR ANY OTHER APPLICABLE SECURITIES LAW. NEITHER SUCH PREFERRED SHARES NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM REGISTRATION PURSUANT TO RULE 144A PROMULGATED UNDER THE SECURITIES ACT ("RULE 144A"). UNTIL THE PREFERRED SHARES REPRESENTED HEREBY HAVE BEEN REGISTERED UNDER THE SECURITIES ACT, SUCH PREFERRED SHARES WILL BE ISSUED AND MAY BE TRANSFERRED ONLY IN AN AGGREGATE LIQUIDATION PREFERENCE OF $100,000 OR MORE.

     THE HOLDER BY ITS ACCEPTANCE HEREOF AGREES TO OFFER, SELL OR OTHERWISE TRANSFER THE PREFERRED SHARES REPRESENTED HEREBY, PRIOR TO THE DATE WHICH IS TWO YEARS AFTER THE LATER OF THE ORIGINAL ISSUANCE DATE HEREOF AND THE LAST DATE ON WHICH THE CORPORATION OR ANY "AFFILIATE" OF THE CORPORATION WAS THE OWNER HEREOF (OR ANY PREDECESSOR HEREOF), ONLY (A) TO THE CORPORATION, (B) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, OR (C) SO LONG AS THE PREFERRED SHARES REPRESENTED HEREBY ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A, TO A PERSON IT REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A) THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A.

     UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

     THE HOLDER BY ITS ACCEPTANCE HEREOF HAS AGREED TO BE BOUND BY THE PROVISIONS OF THE REGISTRATION RIGHTS AGREEMENT DATED OCTOBER 15, 1997 BETWEEN THE CORPORATION AND MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED.

     The Corporation is authorized to issue two classes of capital stock which are designated as Common Stock and Preferred Stock. The Board of Directors is authorized to determine the preferences, limitations and relative rights of the Preferred Stock before the issuance of any Preferred Stock. The Corporation will furnish, without charge, to any stockholder making a written request therefor, a copy of the Corporation's charter and a written statement of the designations, relative rights, preferences and limitations applicable to each such class of stock. Requests for the Corporation's charter and such written statement may be directed to Chelsea GCA Realty, Inc., 103 Eisenhower Parkway, Roseland, New Jersey 07068. Attention: Secretary.

     The Preferred Shares represented by this certificate are subject to restrictions on ownership and Transfer for the purpose of the Corporation's maintenance of its status as a Real Estate Investment Trust under the Internal Revenue Code of 1986, as amended. No person may Beneficially Own Preferred Shares in excess of 7% (or such greater percentage as may be determined by the Board of Directors of the Corporation) of the outstanding Preferred Shares of the Corporation, with certain exceptions set forth in the Corporation's charter. Any Person who attempts to Beneficially Own Preferred Shares in excess of the above limitations must immediately notify the Corporation. All capitalized terms in this legend have the meanings defined in the Corporation's charter. Transfers in violation of the restrictions described above may be void AB INITIO.

     In addition, upon the occurrence of certain events, if the restrictions on ownership are violated, the Preferred Shares represented hereby may be automatically exchanged for Trust Shares which will be held in trust by the Corporation. The Corporation has an option to acquire Trust Shares under certain circumstances. The Corporation will furnish to the holder hereof upon request and without charge a complete written statement of the terms and conditions of the Trust Shares and a written statement of the terms and conditions of the restrictions on ownership and Transfer. Requests for any such statement may be directed to Chelsea GCA Realty, Inc. 103 Eisenhower Parkway, Roseland, New Jersey 07068. Attention: Secretary.

                                   ----------

     The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM  --  tenants in common
TEN ENT  --  as tenants by the entireties
JT TEN   --  as joint tenants with right of survivorship and not as tenants in common

UNIF GIFT MIN ACT -- __________ Custodian __________
                      (Cust)                (Minor)
                       under Uniform Gifts to Minors Act
                       ____________ (State)

     Additional abbreviations may also be used though not in the above list.

                                   -----------

FOR VALUE RECEIVED the undersigned hereby sells, assigns and transfers unto

PLEASE INSERT SOCIAL SECURITY OR
OTHER IDENTIFYING NUMBER OF ASSIGNEE
-----------------------------------------------------------------------

-----------------------------------------------------------------------


            (Please print or typewrite name and address of assignee)

__________________________________________________________________________
________________________________________________________________________shares of the capital stock represented by the within Certificate and does hereby irrevocably constitute and appoint ________________________________________________ Attorney to
transfer the said stock on the books of the within named Corporation with full power of substitution in the premises.

Dated:

Signature
-----------------------------------------------------------------------
         NOTICE: The signature to this assignment must correspond with the name as written upon the face of the Certificate in every particular, without alteration or enlargement or any change whatever.
Signature Guaranteed:

---------------------------------

---------------------------------